Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139733 on Forms S-8 of our report dated June 27, 2008, relating to the financial statements of the Bank of North Carolina Savings and Profit Sharing Plan and Trust, appearing in this Annual Report on Form 11-K of BNC Bancorp for the year ended May 31, 2007.

CHERRY, BEKAERT & HOLLAND, L.L.P.

Raleigh, North Carolina July 21, 2008